Exhibit 99.1

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TWSTBA02
April 29, 2003

CRAIG CERNY
Chairman & CEO
Harrington West Financial Group, Inc.
610 Alamo Pintado Road
Solvang, CA 93463
(805) 688-6644
(805) 688-4959 – FAX
www.harrington-kc.com

     TWST: Could we start out with a quick overview and a brief history of Harrington West?

     Mr. Cerny: Harrington West Financial Group (Nasdaq: HWFG) was formed in 1995 to acquire Los Padres Bank, which was then a $140 million community bank operating on the central coast of California primarily near Santa Barbara in the Santa Ynez Valley. Harrington West was capitalized with private money from the principals of Smith Breeden Associates, Inc., which is a bank consulting and money management firm and with which I was associated from 1985 to 1996.

     We contributed capital to Harrington West and raised additional capital from other private sources and some exchanging shareholders from Los Padres Bank. We had consulted with banks and thrifts for over 14 years and had previously formed another banking company in Indiana and executed a similar transaction. We wished to further apply our skills in banking and interest rate risk management through a direct investment, so that was the genesis of Harrington West.

     At the time of acquisition, Los Padres’ directors and shareholders were evaluating their strategic alternatives, and we were able to negotiate a transaction that provided liquidity to Los Padres’ shareholders and allowed the Bank growth capital and further financial and banking resources to continue as an independent bank. We then embarked on growing Los Padres Bank and Harrington West into a much larger banking company. We executed a secondary private offering in 1998 to keep our growth plans going, and ultimately, we took the company public on November 12 of 2002, raising additional capital.

     If we fast forward to the end of the first quarter of 2003, Harrington West is now a diversified community banking company with about $835 million in assets and 12 banking centers, when the second office is opened in the Kansas City market in September 2003. We’re operating in three distinct markets. Our primary market is the central coast of California, and we operate in cities from Santa Barbara up the coast about 150 miles with nine full service banking centers in those markets.

     We also operate in the Kansas City market under the Harrington Bank name. I have lived and worked in this market for 24 years including my career with Smith Breeden. This banking operation was started in October 1998 and we acquired it from Harrington West’s sister company, Harrington Financial Group, Inc., in November 2001, before it merged with Hasten Bancshares. We also, in November 2002, opened a community banking operation in the greater Phoenix metro area — Scottsdale, Arizona — along with a joint venture mortgage origination company called Los Padres Mortgage Company, LLC.

     Los Padres Mortgage Company is a joint venture with the largest RE/MAX franchise in the greater Phoenix Metro market. We have a strategic alliance to originate single family, multifamily and commercial real estate loans from the customers of the 400 agents within the RE/MAX franchise. We have a natural customer base across all residential and commercial real estate originations through this alliance and are not tied to the highly cyclical refinance business. We feel that it’s a great marriage between our origination capabilities and RE/MAX’s marketing capabilities and access to customers.

     Lastly, Los Padres Bank owns Harrington Wealth Management Company, which is a trust and investment management company with about $125 million in assets under management. We are managing investment assets for our clients within the bank and relationships that our business development officers bring in from outside of the bank. We are developing this business in all of our markets.

     TWST: Given your structure, it appears as if geographical proximity is an issue.

     Mr. Cerny: The geographical spread of our banking activities is not an impediment. We believe we have knowledge of each of the markets we are doing business in. We also have a community banking president or leader in each market that has lived in that market and been employed in community banking for a considerable time.

     The bank is now 20 years old in the California market, and we have an excellent leader, William (Butch) Phillips, who has been with the bank since day one and knows all facets of the operation. He prides himself on the fact that he was employee number one and has developed a banking operation where we have close to $400 million of our assets and deposits.

     In the Kansas City market, we hired Mark R. Larrabee, who is the regional president of the Kansas Bank and head of our business lending operations. He has been in community banking for 24 years and has a great number of established business relationships. Mark has built a very nice banking operation with over $100 million in assets. We just have a single banking office in this market and will open our second community banking office at the end of September of this year.

     For the Scottsdale banking operation opened in November 2002, we hired Vernon H. Hansen as the regional president. He has 30 years in community banking and has been in the Phoenix market for a considerable number of years. The Scottsdale office is now close to $28 million in assets and deposits at March 31, 2003 and ahead of our expectations. We have an experienced mortgage banker, Pam Porter, running the mortgage company who has been in the greater Phoenix market for 20 plus years. I have observed this market for 30 years since I attended college there, and other officers in the bank have conducted business and have family in that market. So we know its economic and real estate patterns well.

     Our markets, although they are geographically diverse, have excellent growth patterns, we know the markets well, and we have a local leader that can build the business for us. We centrally link administration, accounting and treasury functions for the banking offices to create economies of scale.

     TWST: As you enter these markets, what do you bring to them that gives you a competitive advantage?

     Mr. Cerny: There are two distinct advantages that we bring to the table. The first one is, given our savings bank platform, we have full interstate branching capabilities. Given these interstate branching capabilities, we can enter markets rapidly and centralize the administration but build distinct community banks with local decision making and local leaders. We also have the lending limits of the combined bank. If you open a community bank without a platform like ours, you generally open with a small capital base and then grow off that base. This restricts the size of the loans and nature of the products you can offer.

     When we go into those markets as a community bank locally managed, we can leverage off our larger capital base, our broad product menu of trust and investment management, commercial banking, real estate lending and deposit products from day one, and use our larger capital base to lend from. So we aren’t limited to making loans that are $.5 million to $1.5 million where many de novo community banks are restricted due to their capital bases. We can originate larger credits all the way up to $8 million if we wish and that provides us a broader customer base while providing the community banking niche of personalized service.

     The second advantage is our skills in community banking are complemented by our skills in and discipline to modern finance. From my days with Smith Breeden Associates, we consulted in asset/liability and investment management where we would assist in managing the interest rate risk and investment portfolios of banks and thrifts. Given our skills in risk management and hedging, we can offer longer-term fixed rate commercial real estate financings and business loans that are in demand by the customers. Then we manage that interest rate risk on the bank’s balance sheet, while earning our goal spreads and return on equity. We also have these skills applied to investment portfolio management in an effort to deploy excess capital and enhance income.

     This skill gives us a competitive advantage, over the mid- and larger sized banks and certainly the community banks that don’t have those skills, aren’t willing to hedge that interest rate risk, and will only offer terms that might be three to five years at maximum. So we compete on term and structure while maintaining stringent underwriting standards, and we can compete on our larger capital base and lending limits relative to the smaller community banks. Additionally, we have the broader product menu to service fully our commercial and retail customers.

     TWST: Does it heighten your risk profile at all?

     Mr. Cerny: Not in our opinion. We try to manage all banking risks diligently. We have many tools and models to evaluate and manage risk, and we try to keep the risks managed at a very low level. We are offsetting interest rate risk either through our asset/liability structure or with interest rate risk management contracts.

     TWST: As we look out over the next two or three years, what’s going to be the strategy at the company?

     Mr. Cerny: The strategy for the company is more of the same and that is developing out the markets we have targeted. We have experience in and understanding of those markets, and there is a lot of growth potential in those markets. We hope to build community banks exceeding $250 million in assets in both the Kansas City market and Scottsdale over the next several years and to continue to build our California operations past $500 million.

     We have the product set that can allow us to meet these targets. We may evaluate insurance products as part of our offerings on the investment management side through a strategic alliance.

     I think we have an excellent opportunity to grow Los Padres Mortgage Company within the Phoenix metro market and other markets through our RE/MAX alliance and other similar arrangements. We like the built-in customer base that this strategy provides us and the purchase based opportunities for loans.

     TWST: Will the growth be through de novo openings or you are likely to acquire existing branches and convert them?

     Mr. Cerny: We have executed both over the last 6 years. We have made acquisitions of both deposits and banks. We are focused on increasing the present value of the company’s equity. We have found that acquisitions have become pricier relative to the economics of de novo branching so we have been focused on opening new operations.

     We also like that we can build those de novo operations under our own business model and hire the people and train them. Even if you do your best due diligence on acquisitions, you can’t know 100% what’s embedded in those banking companies. I would say we are not ruling out acquisitions, but we are not spending a lot of time on those at the high relative valuations. We are in touch with all the major community investment banking companies, and they keep in touch with us on M&A opportunities. You will find our strategy to be opportunistic with regard to creating value for shareholders.

     TWST: Are you satisfied with the markets you are in, or will you be looking at additional markets at some point?

     Mr. Cerny: I think we are satisfied with the markets we are in. I never say never, but our strategy is focused on the three markets we are in. We have plenty of growth potential for the near to long-term.

     TWST: What kind of growth are you capable of generating over the long term?

     Mr. Cerny: If you look at our compounded growth rates for deposits and loans over the last 5 years, these rates are in the low teens, and we think we can maintain growth rates near that level. There is choppiness to that growth because we stage in de novo offices, and we promote those banks heavily, with a wave of growth that can exceed that long-term average substantially. As the offices mature, we reduce the deposit cost and work on the profitability, and we may not see as high of growth rates as our average in some years. So it’s a wave up, and then we enhance the profitability and add new operations.

     Our earnings growth has been at rates above 30% the last two years in net income and in earning per share. In the first quarter of 2003, even with the addition of 974 thousand new shares from our IPO, we were able to increase our earnings per share on a diluted basis by 16.1% over the March 2002 quarter and maintain return on equity in the mid teens. Our total net income was up about 48% in the March 2003 quarter over the mark 2002 quarter. I don’t expect to keep up these very high growth rates but we believe we can maintain double digit growth over the long-term.

     TWST: Do you have the management team in place that you need?

     Mr. Cerny: I think we do. We have an excellent core management team that is very experienced, dedicated, and focused on our plans and goals. I mentioned this earlier, but from our savings bank charter and our interstate branching capabilities, we try to get maximum efficiency out of that charter, where we have centralized accounting, administration, and treasury functions. We then can manage the banks from the customers’ perspective as distinct community banks with an upfront community banking president, but we are getting efficiencies from our centralized platform and management.

     I think we have an excellent management team and infrastructure that can enable us to grow this bank well beyond $1 billion in assets. We certainly have the leaders in each one of our banking regions to take us to the next level, although we will have to fill in with lenders, operations personnel, and middle management as we grow.

     TWST: Do you have the financial resources you need?

     Mr. Cerny: We just raised $10.2 million in capital in November 2002. We have a $25 million long term line of credit at the holding company that can be downstreamed to the bank as capital, which we paid down initially with IPO proceeds, so we have the ability to tap that line of credit. At some point in the future, we will need to go back to the equity markets to meet our long term growth plan. We do have enough capital to get us through $1 billion in assets, but at some point, we will have to go back to the capital markets.

     TWST: How do you rank from a loan loss position?

     Mr. Cerny: We rank very favorably on that score. At March 31, 2003, we had about $197,000 of non-performing loans, on an $835 million asset base. We have had little or no charge-offs over the last couple of years. Credit management is job one for us, and we try to control this risk through the structure of the loan, strong cash flow coverage, and the secondary repayment sources. Over the 20 years of the Los Padres’ history, it has had very good performance in commercial real estate loan losses because of its diligence to the underwriting process. Susan Weber, our EVP of Mortgage Lending, has managed and grown our mortgage operations since the Bank’s founding, and her excellent expertise has greatly contributed to this discipline and favorable performance.

     Our market diversification also gives us diversification in our loan portfolio. We are not at the whim of one concentrated geographic region. We have been bolstering our loan loss reserves — we added $360,000 in the latest quarter, and our reserves were over $4.1 million on a very small amount of nonperforming assets at the end of the quarter. If you stack that up against peer institutions, I believe we compare very favorably.

     TWST: Has the market recognized the job you have been doing in terms of your market valuation?

     Mr. Cerny: If you take our valuation today, relative to the community banking or thrift market on a trailing 12 month earnings multiple, we are trading at about 8.5 times earnings. If you compare that to the community banking sector out there, the multiples will be 10 to 15 times earnings. So, no, I don’t feel like we are fully reflecting the average valuations in the marketplace. We are a new public company in the market arena that is establishing its track record.

     We are a small cap company, so liquidity is an issue to some investors, and I am sure that factor has some effect on our valuation and stock price today. But we feel that as we grow and as we demonstrate further success, we will attract buyers who are interested in our market capitalization level due to consistency and growth in earnings. We will be working on getting the word out about Harrington West over the next months and years.

     TWST: Are you big enough to survive as a freestanding entity?

     Mr. Cerny: I believe so. I think the market is becoming bifurcated with regard to banking between the very large banks striving for maximum efficiency and distribution and community banks with personalized and consultative service to the customer.

     We, as community bankers, can concentrate on building relationships and capitalizing on the small to medium business credits that the larger banks are ignoring or credit scoring. Harrington West has strategic advantages in its product offerings through its risk and investment management skills and can provide the service these customers are seeking. We can serve these customers well to grow multi-market community banks, linked with central administration and treasury to create economies of scale. We can grow to several billion in assets in our markets and maintain our core philosophy of community banking.

     TWST: Thank you. (TJM)

     This Interview includes “forward-looking statements” within the meaning of Section 27A of the Securities Act. All of the statements contained in the Interview, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits,

(ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses and (iv) the Company’s beliefs and expectations concerning future operating results. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.